                                                                     Exhibit 4.3

                         REGULATION S NOTE CERTIFICATE

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY

APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code of 1986, as amended. For each $1,000 principal face amount of this Note, the issue price is $539.37 and the amount of original issue discount is $460.63. The issue date of this Note is March 5, 1998 and the yield to maturity is 14.59%.

                                  WAM!NET INC.

                                ---------------

                                  GLOBAL NOTE

                13 1/4% SENIOR DISCOUNT NOTES DUE 2005, SERIES A

CUSIP No. U25540 AB 8                                               $ 500,000

REGISTERED No.


          WAM!NET INC., a corporation incorporated under the laws of the State of Minnesota (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Five Hundred Thousand Dollars ($500,000) on March 1, 2005, at the office or agency of the Company referred to below, and to pay interest thereon on March 1 and September 1 (each an "Interest Payment Date"), of each year, commencing on September 1, 2002, accruing from March 1, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13 1/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 15 or August 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 5, 1998                WAM!NET INC.


                                    By:   /s/ Edward J. Driscoll III
                                          ---------------------------------
                                          Name:  Edward J. Driscoll III
                                          Title: President and CEO


                                    By:   /s/ Mark Marlow
                                          ---------------------------------
                                          Name:  Mark Marlow
                                          Title: Vice President and
                                                 Finance Director

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the 13 1/4% Senior Discount Notes due 2005, Series A, referred to in the within-mentioned Indenture.

                                    FIRST TRUST NATIONAL ASSOCIATION,
                                          as Trustee


                                    By:   /s/ Kathe Barrett
                                          ---------------------------------
                                          Authorized Signatory

                               [REVERSE OF NOTE]

     1. Indenture; Guaranties. This Note is one of a duly authorized issue of Notes of the Company designated as its 13 1/4% Senior Discount Notes due 2005, Series A (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal face amount to $208,530,000, which may be issued under an indenture (herein called the "Indenture") dated as of March 5, 1998, by and between the Company and First Trust National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes referred to below), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

          No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same may be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Indenture and the Notes, the Subsidiary Guarantors, if any, have unconditionally guaranteed the obligations of the Company under the Indenture and the Notes on a senior basis pursuant to the terms of the Indenture. Pursuant to the Indenture, a Subsidiary Guarantor may be released from its obligations under its Subsidiary Guarantee under certain circumstances.

     2.   Units.    This Note  has initially been issued as part of a unit
("Unit"), each Unit consisting of $1,000 principal face amount of Notes and three Warrants, each Warrant entitling the holder to purchase 2.01 shares of the Company's Common Stock, subject to certain adjustments.

The Warrants have been issued pursuant to a Warrant Agreement dated as of March 5, 1998 (as amended from time to time, the "Warrant Agreement"), between the Company and First Trust National Association, as warrant agent. Pursuant to the Indenture and the Warrant Agreement, the Warrants and the Notes will not be separately transferable until the "Separability Date," which means the earliest to occur of: (i) September 1, 1998, (ii) the occurrence of an Exercise Event (as defined in the Warrant Agreement), (iii) the occurrence of an Event of Default,
(iv) the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for the Notes or covering the sale by holders of the Notes is declared effective under the Securities Act, (v) immediately prior to any redemption of Notes by the Company from the net proceeds of an Initial Public Equity Offering,
(vi) immediately prior to the occurrence of a Warrant Change of Control (as defined in the Warrant Agreement) or (v) such earlier date as determined by Merrill Lynch & Co. in its sole discretion.

     3. Registration Rights. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated March 5, 1998, between the Company and the Initial Purchasers (as amended from time to time, the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company is obligated to consummate an exchange offer pursuant to which the Holders of Initial Notes shall have the right to exchange the Initial Notes for 13 1/4% Senior Discount Notes due 2005, Series B, of the Company (herein called the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Initial Notes (other than as set forth in this paragraph and paragraph 2 above). The Holders of Initial Notes shall be entitled to receive, as liquidated damages, certain cash interest payments in the event such exchange offer is not consummated within a specified period and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement and the Indenture.

     4. Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, on or after March 1, 2002 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of each of the years indicated below:


             Year              Percentage
             ----              ----------
    2002...................    106.6250%
    2003...................    103.3125%
    2004...................    100.0000%


     In addition, at any time on or prior to March 1, 2001, the Company may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to a maximum of 25% of the originally-issued aggregate principal face amount of Notes at a redemption price equal to 113.25% of the Accreted Value of the Notes so redeemed, with the net cash proceeds of an Initial Public Equity Offering resulting in gross cash proceeds to the Issuer of at least $35 million in the aggregate; provided that not less than 75% of the originally-issued aggregate principal face amount of Notes is outstanding immediately following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of such Initial Public Equity Offering.

     5. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes at the purchase prices and in accordance with the procedures set forth in the Indenture.

     6. Defaults and Remedies. If an Event of Default occurs and is continuing, the Default Amount of all outstanding Notes may be declared due and payable in the manner and with the effect provided in this Indenture.

     7. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     8. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal face amount of the Notes at the time Outstanding. This Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal face amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     9. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal face amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     10. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     11. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: WAM!NET Inc., 6100 West 110th Street, Minneapolis, Minnesota 55438; Attention: Secretary.

                                ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type assignee's name and address (including zip code) and social security or tax ID number)

and irrevocably appoint________________________________________________________

_______________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Note (or any Predecessor Note) or the last date on which the Company or any Affiliate of the Company was the owner of this Note (or any Predecessor
Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                   ---------

[ ]           (1)  this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or
                                       --

[ ]           (2)  this Note is being transferred other than in accordance with
                   (a) above and documents, including (i) a transferee certificate substantially in the form of Exhibit D to the Indenture in the case of a transfer to non-QIB Accredited
                   Investors or (ii) a transferor certificate substantially in the form of Exhibit E to the Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 3.16 and 3.17 of the Indenture shall have been satisfied.

_______________________________________________________________________________


Date:_____________Your signature:______________________________________________
                                 (Sign exactly as your name appears on the other side of this Note)

                                 By: __________________________________________
                                         NOTICE: To be executed by an
                                         executive officer

Signature Guarantee:_______________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________           Name of
                                    Purchaser:

                                    __________________________________________
                                    NOTICE:  To be executed by an executive
                                    officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 10.10 or 10.15 of this Indenture, check the appropriate box:

          Section 10.10 [ ]            Section 10.15 [ ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of this Indenture, state the Accreted Value (or percentage of principal amount at maturity):

                          $_________________ or  ___%


Date:_____________Your signature:______________________________________________
                                 (Sign exactly as your name appears on the other side of this Note)

                                 By: __________________________________________
                                         NOTICE: To be executed by an
                                         executive officer

Signature Guarantee:_______________________________

                                      D-1